Exhibit 10.46

EXECUTION

AMENDMENT NO. 11
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Amendment No. 11 to Amended and Restated Master Repurchase Agreement (the “Amendment”), dated as of December 3, 2020, between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and Quicken Loans, LLC (the “Seller”).
RECITALS
The Buyer and Seller are parties to that certain (a) Amended and Restated Master Repurchase Agreement, dated as of April 10, 2015 (as amended by Amendment No. 1, dated as of June 24, 2015, Amendment No. 2, dated as of January 29, 2016, Amendment No. 3, dated as of October 6, 2016, Amendment No. 4, dated as of April 14, 2017, Amendment No. 5, dated as of December 6, 2018, Amendment No. 6, dated as of April 25, 2019, Amendment No. 7, dated as of June 26, 2019, Amendment No. 8, dated as of September 16, 2019, Amendment NO. 9, dated as of December 5, 2019 and Amendment No. 10, dated as of April 20, 2020, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of April 10, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement or Pricing Letter, as applicable.
The Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.
Accordingly, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
SECTION 1.Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:
1.3deleting the definitions of “Change in Control”, “Custodial Agreement”, “Electronic Record” and “Electronic Tracking Agreement” in their entirety and replacing them with the following:
"Change in Control" shall mean:
(A) the acquisition by any other Person, or two (2) or more other Persons acting as a group, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock of the Seller at any time if after giving effect to such acquisition Rocket

LEGAL02/40202151v6

Companies, Inc. ceases to own, directly or indirectly, at least fifty percent (51%) of the voting power of Seller’s outstanding equity interests; or

(B) the sale, transfer, or other disposition of all or substantially all of Seller Party’s assets (excluding any such action taken in connection with any securitization transaction) outside of the ordinary course of business without Buyer’s prior written consent; or

(C) the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions), without Buyer’s prior written consent, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not direct or indirect stockholders of Seller immediately prior to such merger, consolidation or other reorganization.
“Custodial Agreement” shall mean that certain Second Amended and Restated Custodial Agreement to be entered into, among Seller, Buyer and Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Electronic Record” shall mean, as the context requires, (i) “Record” and “Electronic Record,” both as defined in E-Sign, and shall include but not be limited to, recorded telephone conversations, fax copies or electronic transmissions, including without limitation, those involving the Warehouse Electronic System, and (ii) with respect to an eMortgage Loan, the related eNote and all other documents comprising the Mortgage File electronically created and that are stored in an electronic format, if any.
“Electronic Tracking Agreement” shall mean one or more Electronic Tracking Agreements with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Purchased Mortgage Loans held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Buyer.
1.4adding the following definitions in their proper alphabetical order:
“Agency-Required eNote Legend” shall mean the legend or paragraph required by Fannie Mae or Freddie Mac, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth on Exhibit I to the Custodial Agreement, as may be amended from time to time by Fannie Mae or Freddie Mac, as applicable.
“Authoritative Copy” shall mean, with respect to an eNote, the unique copy of such eNote that is within the Control of the Controller.
“Control” shall mean, with respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-Sign, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.

“Control Failure” shall mean, with respect to an eNote, (i) if the Controller status of the eNote shall not have been transferred to Buyer, (ii) Buyer shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry (other than pursuant to a Bailee Letter), (iii) if the eVault shall have released the Authoritative Copy of an eNote in contravention of the requirements of the Custodial Agreement, or (iv) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial Agreement.
“Controller” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-Sign, as applicable.
“Delegatee” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.
“Electronic Agent” shall mean MERSCORP Holdings, Inc., or its successor in interest or assigns.
“eMortgage Loan” shall mean a Mortgage Loan that is a Conforming Mortgage Loan (other than an FHA Loan, VA Loan or RD Loan) with respect to which there is an eNote and as to which some or all of the other documents comprising the related Mortgage File may be created electronically and not by traditional paper documentation with a pen and ink signature.
“eNote” shall mean, with respect to any eMortgage Loan, the electronically created and stored Mortgage Note that is a Transferable Record.
“eNote Delivery Requirement” shall have the meaning set forth in Section 3(c)(ii) of the Repurchase Agreement.
“eNote Replacement Failure” shall have the meaning set forth in the Custodial Agreement.
“eVault” shall mean an electronic repository established and maintained by an eVault Provider for delivery and storage of eNotes.
“eVault Provider” shall mean Document Systems, Inc. d/b/a DocMagic, or its successor in interest or assigns, or such other entity agreed upon by Custodian and Buyer.
“Hash Value” shall mean, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.
“Index Rate” shall have the meaning specified in the Pricing Letter.
“LIBOR Rate” shall mean, either (i) One-Month LIBOR or (ii) Overnight LIBOR, as applicable.

“Location” shall mean, with respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry.
“Master Servicer Field” shall mean, with respect to an eNote, the field entitled, “Master Servicer” in the MERS eRegistry.
“MERS eDelivery” shall mean the transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.
“MERS eRegistry” shall mean the electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies the Controller, Delegatee and Location of the Authoritative Copy of registered eNotes.
“MERS Org ID” shall mean a number assigned by the Electronic Agent that uniquely identifies MERS members, or, in the case of a MERS Org ID that is a “Secured Party Org ID”, uniquely identifies MERS eRegistry members, which assigned numbers for each of Buyer, Seller and Custodian have been provided to the parties hereto.
“One-Month LIBOR” shall have the meaning set forth in the Pricing Letter.
“Overnight LIBOR” shall have the meaning set forth in the Pricing Letter.
“Rate Change Notice” shall have the meaning assigned thereto in Section 5(i).
“Scheduled Unavailability Date” shall have the meaning assigned thereto in Section 5(i).
“Subservicer Field” shall mean, with respect to an eNote, the field entitled, “Subservicer” in the MERS eRegistry.
“Successor Rate” shall mean a rate determined by Buyer in accordance with Section 5(i) hereof.
“Successor Rate Conforming Changes”: shall mean with respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the commercially reasonable discretion of Buyer to reflect the adoption of such Successor Rate and to permit the administration thereof by Buyer (which shall be consistent with other conforming changes Buyer implements in repurchase facilities with similarly situated sellers with similar assets).
“Termination Option Expiration Date” shall have the meaning assigned thereto in Section 5(i).
“Transfer of Control” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.

“Transfer of Control and Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.
“Transfer of Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.
“Transfer of Servicing” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Master Servicer Field or Subservicer Field of such eNote.
“Transferable Record” shall mean an Electronic Record under E-Sign and UETA that (i) would be a note under the Uniform Commercial Code if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record”, and (iii) for purposes of E-SIGN, relates to a loan secured by real property.
“UETA” means the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.
“Unauthorized Servicing Modification” shall mean, with respect to an eNote, an unauthorized Transfer of Location, an unauthorized Transfer of Servicing or any unauthorized change in any other information, status or data initiated by the Master Servicer, the Subservicer (if any) or a vendor of the Master Servicer or the Subservicer (if any) with respect to such eNote on the MERS eRegistry.
SECTION 2.Conditions Precedent to all Transactions. Section 3(b) of the Existing Repurchase Agreement is hereby amended by adding the following new clause at the end thereof:
(xvii)    eMortgage Loans. With respect to Transactions, the subject of which are eMortgage Loans, Buyer, Seller and Custodian have entered into a Custodial Agreement in form and substance acceptable to Buyer.
SECTION 3.Initiation. The Existing Repurchase Agreement is hereby amended by deleting Section 3(c)(ii) in its entirety and replacing it with the following:
(ii)    Seller shall deliver to Custodian the Mortgage File with respect to each Mortgage Loan subject to the requested Transaction (A) which is not a Wet Loan, in accordance with the timeframes set forth in the Custodial Agreement, and (B) with respect to each Wet Loan, on or prior to the Wet Delivery Deadline; provided that, with respect to any eMortgage Loan, Seller shall deliver to Custodian each of Buyer’s and Seller’s MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Administrative Agent, (iii) the Location status of the related eNote to be transferred to Custodian, (iv) the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS

eDelivery and the MERS eRegistry, (v) the Master Servicer Field status of the related eNote to be transferred to Seller and (vi) the Subservicer Field status of the related eNote to be (x) if there is a third-party subservicer, such subservicer’s MERS Org ID or (y) if there is not a subservicer, blank (collectively, the “eNote Delivery Requirements”).
SECTION 4.Collections; Income Payments. Section 5 of the Existing Repurchase Agreement is hereby amended by adding the following new subsection at the end thereof:
(i) Anything herein to the contrary notwithstanding, if Buyer determines in its commercially reasonable discretion that, (A) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining any LIBOR Rate; (B) LIBOR Rates are no longer in existence; (C) it becomes unlawful for Buyer to enter into Transactions with a Pricing Rate based on any LIBOR Rate; (D) a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which any LIBOR Rate shall no longer be made available or used for determining the interest rate of loans, or (E) it shall no longer enter into transactions based on any LIBOR Rate in connection with repurchase facilities with similarly situated sellers with similar assets(such specific date, the “Scheduled Unavailability Date”), Buyer shall give prompt notice thereof to Seller (the “Rate Change Notice”), whereupon the Pricing Rate from the date specified in such notice (which, in the case of (D), shall be no sooner than the earliest to occur of (i) ninety (90) days following the date of such Rate Change Notice, or (ii) the date specified by the applicable Governing Authority and in the case of (E) shall be no sooner than ninety (90) days following the date of such Rate Change Notice), until such time as the notice has been withdrawn by Buyer, shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) (any such rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes, as determined by Buyer in its commercially reasonable discretion prior to such Scheduled Unavailability Date. The Successor Rate will be determined by Buyer consistent with the alternative benchmark rate Buyer implements in repurchase facilities with similarly situated sellers with similar assets. In the event that Seller determines that either the Successor Rate or the Successor Rate Conforming Changes are unacceptable, Seller shall provide notice of same to Buyer within seventy-five (75) days of receipt of the Rate Change Notice and Seller shall have the right to terminate this Agreement, prior to the ninetieth (90th) day following receipt of a Rate Change Notice (such specified date, the “Termination Option Expiration Date”), without the imposition of any form of penalty, breakage costs or exit fees. In the event that Seller elects to terminate this Agreement in accordance with the foregoing, it shall pay the outstanding Obligations, including all unpaid fees and expenses due to Buyer, prior to the Termination Option Expiration Date and any commitment of Buyer to enter into Transactions hereunder shall terminate. In the event that Seller does not (i) provide notice that either the Successor Rate or the Successor Rate Conforming Changes are unacceptable within seventy-five (75) days of receipt of the Rate Change Notice, or (ii) pay the outstanding Obligations, including all unpaid fees and expenses due to Buyer, prior to the Termination Option Expiration Date, then the Successor Rate and the Successor Rate Conforming Changes shall become effective on the date specified in the Rate Change Notice.

SECTION 5.Security Interest. Section 8(a) of the Existing Repurchase Agreement is hereby amended by deleting the first paragraph of such section and replacing it with the following:
(a) Security Interest. On each Purchase Date, Seller hereby sells, assigns and conveys all of its rights and interests in the Purchased Mortgage Loans identified on the related Mortgage Loan Schedule and the Repurchase Assets related thereto. Although the parties intend that all Transactions hereunder be sales and purchases and not loans (other than as set forth in Section 21 for U.S. tax purposes), in the event any such Transactions are deemed to be loans, and in any event Seller hereby pledges to Buyer as security for the performance by Seller of the Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in:
SECTION 6.Covenants. Section 12 of the Existing Repurchase Agreement is hereby amended by:
6.3 (i)deleting (c)(iv) in its entirety and replacing it with the following:
(iv)     as soon as reasonably possible, notice of any of the following events: (A) a change in the insurance coverage required of Seller Party pursuant to any Program Agreement, with a copy of evidence of same attached; (B) any material change in accounting policies or financial reporting practices of Seller Party; (C) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Program Document) on, or claim asserted against, any of the Repurchase Assets; (D) the termination or nonrenewal of any debt facilities of Seller Party which have a maximum principal amount (or equivalent) available of more than the Facility Termination Threshold; (E) any Change in Control; (F) any other event, circumstance or condition that has resulted, or is reasonably expected to result, in a Material Adverse Effect; and (G) upon Seller becoming aware of any Control Failure with respect to a Purchased Mortgage Loan that is an eMortgage Loan or any eNote Replacement Failure or any Unauthorized Servicing Modification; and
6.4adding the following new subsection at the end thereof:
(aa) MERS. Seller shall comply in all material respects with the rules and procedures of MERS in connection with the servicing of all Purchased Mortgage Loans that are registered with MERS and, with respect to Purchased Mortgage Loans that are eMortgage Loans, the maintenance of the related eNotes on the MERS eRegistry for as long as such Purchased Mortgage Loans are so registered.
SECTION 7.Counterparts. Section 35(a) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
(a) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
SECTION 8.Representations and Warranties with Respect to Purchased Mortgage Loans. Schedule 1 to the Existing Repurchase Agreement is hereby amended by adding the following new paragraphs at the end thereof:
(yyy)    eNote Legend. If the Mortgage Loan is an eMortgage Loan, the related eNote contains the Agency-Required eNote Legend.
(zzz)    eNotes. With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:
(i)the eNote bears a digital or electronic signature;
(ii)the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;
(iii)there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the UCC or Section 16 of the UETA, as applicable, that is held in the eVault;
(iv)the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;
(v)the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Buyer;
(vi)the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;
(vii)the Master Servicer Field status of the eNote on the MERS eRegistry reflects the MERS Org ID of Seller;

(viii)the Subservicer Field status of the eNote on the MERS eRegistry reflects (i) if there is a third-party subservicer, such subservicer’s MERS Org ID or (ii) if there is not a subservicer, the Subservicer Field shall be blank;
(ix)there is no Control Failure, eNote Replacement Failure or Unauthorized Servicing Modification with respect to such eNote;
(x)the eNote is a valid and enforceable Transferable Record or comprises “electronic chattel paper” within the meaning of the UCC;
(xi)there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the UCC, as applicable) of the Transferable Record; and
(xii)there is no paper copy of the eNote in existence nor has the eNote been papered-out.
SECTION 9.Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
(a)Buyer shall have received this Amendment, executed and delivered by duly authorized officers of the Buyer and Seller;

(b)Amendment No. 27 to the Pricing Letter, executed and delivered by duly authorized officers of the Buyer and Seller; and

(c)such other documents as the Buyer or counsel to the Buyer may reasonably request.
SECTION 10.Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.
SECTION 11.Representations and Warranties. Seller hereby represents and warrants to the Buyer that, giving effect to this Amendment, it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement. Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 12.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 13.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 14.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature. The original documents shall be promptly delivered, if requested.
SECTION 15.Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 16.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC

TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.
[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer
By: /s/ Gary Timmerman
Name: Gary Timmerman
Title: Managing Director
By: /s/ Ari Lash
Name: Ari Lash
Title: Executive Director
QUICKEN LOANS, LLC, as Seller

DocuSigned by:
/s/ Robert P. Wilson
CC8E1688430685
Name: Rob Wilson
Title: Treasurer
Signature Page to Amendment No. 11 to Master Repurchase Agreement